Exhibit 99.1

Zayo Group Holdings, Inc. Reports Financial Results for the First Fiscal Quarter Ended September 30, 2014

First Fiscal Quarter 2015 Financial Highlights

•	Zayo Group generated quarterly revenue of $320.6 million, a $23.9 million increase from the previous quarter, representing 32% annualized sequential growth
•	Adjusted EBITDA for the first fiscal quarter was $183.0 million, which was $11.9 million higher than the prior quarter, representing 28% annualized sequential growth
•	Quarterly revenue and Adjusted EBITDA increased by $52.5 million and $27.4 million, respectively compared to the first quarter of fiscal year 2014

BOULDER, Colo., November 7, 2014 – Zayo Group Holdings, Inc. (“Zayo”, “ZGH” or “the Company”) (NYSE: ZAYO), a leading provider of bandwidth infrastructure and network-neutral colocation and connectivity services, announced results for the three months ended September 30, 2014.

First fiscal quarter revenue of $320.6 million grew 32% over the previous quarter on an annualized basis, as a result of acquisitions and organic growth. Adjusted EBITDA of $183.0 million increased 28% over the previous quarter on an annualized basis. Operating loss for the quarter increased $26.2 million from the previous quarter, and net loss increased by $37.0 million from the previous quarter.

During the three months ended September 30, 2014, capital expenditures were $115.3 million, which included adding 387 route miles and 530 buildings to the network, as compared to capital expenditures of $94.9 million for the previous quarter. The Company had $167.3 million of cash and $243.6 million available under its revolving credit facility as of September 30, 2014.

Recent Developments

On July 1, 2014, the Company acquired a 96% equity interest in Neo Telecoms (“Neo”), a Paris-based bandwidth infrastructure company, for a purchase consideration of €57.2 million (or $78.1 million). The purchase consideration was funded with cash on hand from the proceeds of the Sixth Amendment to the Company’s term loan facility. The acquisition of Neo added over 300 route miles of owned Paris metro fiber and approximately 540 on-net buildings to our network. Neo also operates nine colocation centers across France, offering more than 36,000 square feet of datacenter space. The Paris and regional network throughout France is being integrated into our existing European network connecting London, Frankfurt, Amsterdam and the U.S.

On July 1, 2014, the Company acquired Colo Facilities Atlanta (“AtlantaNAP”), a data center and managed services provider in Atlanta, for a purchase consideration of $52.5 million. The purchase consideration was paid with cash on hand. The acquisition of AtlantaNAP added approximately 72,000 square feet of total datacenter space, including 42,000 square feet of conditioned colocation space.

The results of the acquired Neo and AtlantaNAP businesses are included in the Company’s operating results starting July 1, 2014.

First Fiscal Quarter Financial Results- Unaudited

Three Months Ended September 30, 2014 and June 30, 2014

ZGH Summary Results
($ in millions)	Three months ended
	September 30,	June 30,
	2014	2014
Revenue	$320.6	$296.7
Annualized revenue growth	32%
Operating loss	(39.5)	(13.3)
Loss from operations before provision for income taxes	(101.1)	(62.1)
Provision for income taxes	9.4	10.1
Loss from discontinued operations, net of income taxes	—	(1.3)
Net loss	$(110.5)	$(73.5)

Adjusted EBITDA	$183.0	$171.1
Annualized Adjusted EBITDA growth	28%
Adjusted EBITDA margin	57%	58%

Unlevered free cash flow	$67.7	$76.2

Levered free cash flow	$2.9	$64.7

Three Months Ended September 30, 2014 and September 30, 2013

ZGH Summary Results
($ in millions)	Three months ended
	September 30,	September 30,
	2014	2013
Revenue	$320.6	$268.1
Revenue growth	20%
Operating (loss)/income	(39.5)	31.0
Loss from operations before provision for income taxes	(101.1)	(19.8)
Provision for income taxes	9.4	9.3
Earnings from discontinued operations, net of income taxes	—	1.7
Net loss	$(110.5)	$(27.4)

Adjusted EBITDA	$183.0	$155.6
Adjusted EBITDA growth	18%
Adjusted EBITDA margin	57%	58%

Unlevered free cash flow	$67.7	$68.9

Levered free cash flow	$2.9	$10.4

Conference Call

Zayo will hold a conference call to report first quarter 2015 results at 11:00 a.m. EST, November 7, 2014. The dial in number for the call is (800) 909-4571. A live webcast of the call can be found in the investor relations section of Zayo’s website or can be accessed directly at https://cc.readytalk.com/r/3qmbx900dm7e&eom. During the call, the Company will review an earnings supplement presentation that summarizes the financial results of the quarter, which can be found at http://www.zayo.com/investors/earnings-releases.

About Zayo

Based in Boulder, Colorado, Zayo Group Holdings, Inc. provides comprehensive bandwidth infrastructure services in over 300 markets through the US and Europe. Zayo delivers a full suite of lit services and dark fiber products to wireline and wireless customers, data centers, Internet content providers, high-bandwidth enterprises, and government agencies across its robust 81,000 route mile network. The company also offers 37 carrier-neutral colocation facilities across the US and France.  Please visit www.zayo.com for more information about Zayo.

Forward Looking Statements

This earnings release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained or incorporated by reference in this earnings release, in other SEC filings by the Company, in press releases and in presentations by the Company or its management that are not historical by nature constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon, or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved, and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.  These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers, and strength of competition and pricing. In addition, there is risk and uncertainty in the Company’s acquisition strategy including its ability to integrate acquired companies and assets. Specifically there is a risk associated with our recent acquisitions and the benefits thereof, including financial and operating results and synergy benefits that may be realized from these acquisitions and the timeframe for realizing these benefits. Other factors and risks that may affect the Company’s business and future financial results are detailed in the Company’s SEC filings, including, but not limited to, those described under “Risk Factors” within the Company’s final prospectus filed October 17, 2014. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.

This earnings release should be read together with the Company’s unaudited condensed consolidated financial statements and notes thereto for the quarter ended September 30, 2014 included in the Company’s Quarterly Report on Form 10-Q expected to be filed with the SEC on November 7, 2014 and for the year ended June 30, 2014 included in the Company’s final prospectus filed with the SEC on October 17, 2014.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including Adjusted EBITDA, Adjusted EBITDA Margin, unlevered free cash flow, and levered free cash flow.

Adjusted EBITDA is defined as earnings/(loss) from continuing operations before interest, income taxes, depreciation, and amortization (“EBITDA”), adjusted to exclude acquisition or disposal-related transaction costs, losses on extinguishment of debt, stock-based compensation, unrealized foreign currency gains on an intercompany loan, and impairment of cost method investment. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Unlevered free cash flow is defined as Adjusted EBITDA minus purchases of property and equipment, net of stimulus grants. Levered free cash flow is defined as operating cash flow minus purchases of property and equipment, net of stimulus grants. These measures are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income, net cash flows provided by operating activities, total net cash flows or any other performance measures derived in accordance with GAAP or as alternatives to net cash flows from operating activities or total net cash flows as measures of our liquidity.

We use Adjusted EBITDA and Adjusted EBITDA to evaluate our operating performance and liquidity and we use levered free cash flow as a measure to evaluate cash generated through normal operating activities. In addition to Adjusted EBITDA, management uses unlevered free cash flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Adjusted EBITDA is a performance rather than cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations. In addition to these measures, we use levered free cash flow as a measure to evaluate cash generated through normal operating activities. These metrics are among the primary measures used by management for planning and forecasting future periods. We believe the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and make it easier to compare our results with the results of other companies that have different financing and capital structures. We believe that the presentation of levered free cash flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

We also monitor Adjusted EBITDA because our subsidiaries have debt covenants that restrict their borrowing capacity that are based on a leverage ratio, which utilizes a modified EBITDA, as defined in our credit agreement and the indentures governing our notes. The modified EBITDA is consistent with our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the quarter for which the debt compliance certification is due. Adjusted EBITDA results, along with the quantitative and qualitative information, are also utilized by management and our Compensation Committee for purposes of determining bonus payments to employees.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results of operations and operating cash flows as reported under GAAP.  For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
•	does not reflect changes in, or cash requirements for, our working capital needs;
•	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
•	does not reflect cash required to pay income taxes.

Unlevered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, unlevered free cash flow:

•	does not reflect changes in, or cash requirements for, our working capital needs;
•	does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
•	does not reflect cash required to pay income taxes.

Levered free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP.  For example, levered free cash flow:

•	does not reflect principal payments on debt;
•	does not reflect principal payments on capital lease obligations;
•	does not reflect dividend payments, if any; and
•	does not reflect the cost of acquisitions.

Our computation of Adjusted EBITDA, unlevered free cash flow, and levered free cash flow may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Because we have acquired numerous entities since our inception and incurred transaction costs in connection with each acquisition, borrowed money in order to finance our operations and acquisitions, and used capital and intangible assets in our business, and because the payment of income taxes is necessary if we generate taxable income after the utilization of our net operating loss carryforwards, any measure that excludes these items has material limitations.  As a result of these limitations, these measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of our liquidity.  See “Reconciliation of Non-GAAP Financial Measures” for a quantitative reconciliation of Adjusted EBITDA to net income/(loss) and for a quantitative reconciliation of unlevered free cash flow and levered free cash flow to net cash flows provided by operating activities.

Annualized revenue and annualized Adjusted EBITDA are derived by multiplying the total revenue and Adjusted EBITDA, respectively, for the most recent quarterly period by four. Our computations of annualized revenue and annualized Adjusted EBITDA may not be representative of our annual results.

Consolidated Financial Information- Unaudited

ZGH

Consolidated Statements of Operations

	Three months ended
($ in millions)	September 30,
	2014	2013
Revenue	$320.6	$268.1
Operating costs and expenses
Operating costs (excluding depreciation and amortization)	107.3	80.0
Selling, general and administrative expenses	156.8	76.1
Depreciation and amortization	96.0	81.0
Total operating costs and expenses	360.1	237.1
Operating (loss)/income	(39.5)	31.0
Other expenses
Interest expense	(46.9)	(51.5)
Other income, net	(14.7)	0.7
Total other expense	(61.6)	(50.8)
Loss from operations before provision for income taxes	(101.1)	(19.8)
Provision for income taxes	9.4	9.3
Loss from continuing operations	(110.5)	(29.1)
Earnings from discontinued operations, net of income taxes	—	1.7
Net loss	$(110.5)	$(27.4)

ZGH

Consolidated Balance Sheets

($ in millions)
	September 30,	June 30,
	2014	2014
Assets
Current assets
Cash and cash equivalents	$167.3	$297.4
Trade receivables, net of allowance of $2.3 and $3.7 as of September 30, 2014 and June 30, 2014, respectively	64.5	59.0
Due from related parties	0.1	0.1
Prepaid expenses	28.8	25.6
Deferred income taxes, net	160.3	160.4
Other assets	2.9	2.4
Total current assets	423.9	544.9

Property and equipment, net	2,895.7	2,821.4
Intangible assets, net	735.5	709.7
Goodwill	874.3	845.3
Debt issuance costs, net	85.6	89.4
Other assets	44.7	39.7
Total assets	$5,059.7	$5,050.4

Liabilities and stockholder's equity
Current liabilities
Current portion of long-term debt	$20.5	$20.5
Accounts payable	28.5	27.0
Accrued liabilities	164.1	162.5
Accrued interest	26.0	57.1
Capital lease obligations, current	3.1	2.4
Deferred revenue, current	92.7	75.4
Total current liabilities	334.9	344.9

Long-term debt, non-current	3,215.5	3,219.7
Capital lease obligations, non-current	23.3	22.9
Deferred revenue, non-current	512.6	496.9
Stock-based compensation liability	514.2	392.4
Deferred income taxes, net	145.1	134.9
Other long-term liabilities	20.4	22.3
Total liabilities	4,766.0	4,634.0

Stockholder's equity
Preferred stock, $0.001 par value--50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2014 and June 30, 2014, respectively	—	—
Common Stock, $0.001 par value--850,000,000 shares authorized; 223,000,000 shares issued and outstanding as of September 30, 2014 and June 30, 2014, respectively	0.2	0.2
Additional paid-in capital	755.5	755.4
Accumulated other comprehensive income	2.1	14.4
Accumulated deficit	(442.1)	(331.6)
Note receivable from shareholder	(22.0)	(22.0)
Total stockholder's equity	293.7	416.4
Total liabilities and stockholder's equity	$5,059.7	$5,050.4

ZGH

Consolidated Statements of Cash Flows

($ in millions)
	Three months ended
	September 30,
	2014	2013
Cash flows from operating activities
Net loss	$(110.5)	$(27.4)
Earnings from discontinued operations, net of income taxes	—	(1.7)
Loss from continuing operations	(110.5)	(29.1)
Adjustments to reconcile net loss to net cash provided by operating activities of continuing operations
Depreciation and amortization	96.0	81.0
Non-cash interest expense	2.7	6.5
Stock-based compensation	123.1	42.9
Amortization of deferred revenue	(17.3)	(12.6)
Additions to deferred revenue	43.2	24.0
Provision for bad debts	0.6	0.4
Foreign currency loss/(gain) on intercompany loans	14.7	—
Deferred income taxes	6.2	9.3
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	4.0	7.6
Prepaid expenses	(2.1)	1.6
Other assets	(5.1)	(2.3)
Accounts payable and accrued liabilities	(46.8)	(32.8)
Payables to related parties, net	—	1.7
Other liabilities	9.5	(1.1)
Net cash provided by operating activities of continuing operations	118.2	97.1
Cash flows from investing activities
Purchases of property and equipment	(115.3)	(86.7)
Acquisition of Neo Telecoms net of cash acquired	(73.9)	—
Acquisition of Colo Facilities Atlanta, net of cash acquired	(52.5)	—
Acquisition of Access Communications, Inc.	(0.1)	—
Acquisition of Corelink Data Centers, LLC, net of cash acquired	—	(0.3)
Net cash used in investing activities of continuing operations	(241.8)	(87.0)
Cash flows from financing activities
Equity contributions	—	0.6
Principal payments on long-term debt	(5.1)	(4.1)
Principal repayments on capital lease obligations	(0.7)	(0.4)
Payment of early redemption fees on debt extinguished	—	—
Payment of debt issuance costs	—	(0.2)
Net cash used in financing activities of continuing operations	(5.8)	(4.1)
Cash flows from continuing operations	(129.4)	6.0
Cash flows from discontinued operations
Operating activities	—	3.3
Investing activities	—	(1.3)
Financing activities	—	(1.9)
Cash flows from discontinued operations	—	0.1
Effect of changes in foreign exchange rates on cash	(0.7)	0.1
Net (decrease)/increase in cash and cash equivalents	(130.1)	6.2
Continuing operations:
Cash and cash equivalents, beginning of year	$297.4	$91.3
Cash flows from continuing operations	(129.4)	6.0
Effect of changes in foreign exchange rates on cash	(0.7)	0.1
Cash and cash equivalents, end of year	$167.3	$97.4
Discontinued operations:
Cash and cash equivalents, beginning of year		$16.0
Cash flows from discontinued operations		0.1
Cash and cash equivalents, end of year		$16.1

ZGH

Reconciliation of Non-GAAP Financial Measures

($ in millions)	Three months ended
	September 30,	June 30,	September 30,
	2014	2014	2013
Reconciliation of Adjusted EBITDA:
Net loss	$(110.5)	$(73.5)	$(27.4)
Loss/(income) from discontinued operations, net of tax	—	1.3	(1.7)
Interest expense	46.9	52.6	51.5
Provision for income taxes	9.4	10.1	9.3
Depreciation and amortization	96.0	91.3	81.0
Transaction costs	3.4	4.5	0.6
Stock-based compensation	123.1	88.5	42.9
Foreign currency loss/(gain) on intercompany loans	14.7	(3.7)	(0.6)
Adjusted EBITDA	$183.0	$171.1	$155.6

Reconciliation of unlevered free cash flow:
Net cash provided by operating activities	$118.2	$159.6	$97.1
Cash paid for income taxes	8.7	3.1	0.5
Cash paid for interest, net of capitalized interest	73.6	15.2	75.0
Non-liquidating distribution to common unit holders	—	9.1	—
Transaction costs	3.4	4.5	0.6
Provision for bad debts	(0.6)	(0.3)	(0.4)
Additions to deferred revenue	(43.2)	(49.4)	(24.0)
Amortization of deferred revenue	17.3	15.2	12.6
Other changes in operating assets and liabilities	5.6	14.1	(5.8)
Adjusted EBITDA	183.0	171.1	155.6
Purchases of property and equipment, net	(115.3)	(94.9)	(86.7)
Unlevered free cash flow, as defined	$67.7	$76.2	$68.9

Reconciliation of levered free cash flow:
Net cash flows provided by operating activities from continuing operations	$118.2	$159.6	$97.1
Purchases of property and equipment, net	(115.3)	(94.9)	(86.7)
Levered free cash flow, as defined	$2.9	$64.7	$10.4

Investor Relations:

(877) 437-5046

IR@zayo.com